Exhibit 24


                                POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation ("Medtronic"), hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with Medtronic's acquisition of Physio-Control International Corporation, to enable Medtronic to comply with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement on Form S-4, to any amendment to such Registration Statement, and to any other registration statement, prospectus, instrument or document filed with said Commission as a part of or in connection with such Registration Statement or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents effective as of the 25th day of June, 1998.


/s/ William R. Brody                                 /s/ Glen D. Nelson
William R. Brody, M.D., Ph.D.                        Glen D. Nelson, M.D.


/s/ Paul W. Chellgren                                /s/ Robert L. Ryan
Paul W. Chellgren                                    Robert L. Ryan


/s/ Arthur D. Collins, Jr.                           /s/ Richard L. Schall
Arthur D. Collins, Jr.                               Richard L. Schall


/s/ William W. George                                /s/ Jack W. Schuler
William W. George                                    Jack W. Schuler


/s/ Antonio M. Gotto, Jr.                            /s/ Gerald W. Simonson
Antonio M. Gotto, Jr., M.D.                          Gerald W. Simonson


/s/ Bernadine P. Healy                               /s/ Gordon M. Sprenger
Bernadine P. Healy, M.D.                             Gordon M. Sprenger


/s/ Thomas E. Holloran                               /s/ Richard A. Swalin
Thomas E. Holloran                                   Richard A. Swalin, Ph.D.